Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.38 to Registration Statement No. 2-60836 of BlackRock Value Opportunities Fund, Inc. (the “Fund”) on Form N-1A of our reports dated May 21, 2007, relating to the financial statements and financial highlights of the Fund and of Master Value Opportunities Trust (the “Trust”) (subsequently renamed Master Value Opportunities LLC), appearing in the corresponding Annual Reports on Form N-CSR of the Fund and of the Trust for the year ended March 31, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 24, 2007